UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2012 (January 3, 2012)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 3, 2012, Genesis Energy, L.P. (“Genesis”) completed its acquisition of Marathon Oil Company’s (“Marathon Oil”) interests in several Gulf of Mexico crude oil pipeline systems, including a 28% interest in Poseidon Oil Pipeline Company, L.L.C., a 29% interest in Odyssey Pipeline L.L.C, and a 23% interest in the Eugene Island Pipeline System. The purchase price (subject to usual and customary post-closing adjustments for debt, working capital, and other items) for those assets was approximately $205.9 million, which includes an estimated $26 million valuation of crude oil line fill at current market prices net to the interests acquired. Marathon Oil is a wholly-owned subsidiary of Marathon Oil Corporation. Marathon Oil separately sold interests to a third party in two smaller pipeline systems that Genesis had agreed to purchase, if Marathon did not find another buyer.

The acquisitions were completed pursuant to the terms of three previously announced agreements, copies of which are filed hereto as Exhibits 2.1, 2.2 and 2.3 and incorporated herein by reference. The descriptions of the agreements contained herein are qualified in their entirety by reference to the full text of such agreements.

The representations and warranties of Genesis and Marathon Oil in the agreements were made only for purposes of those agreements and as of specific dates and were solely for the benefit of the other party thereto. The agreements are contractual documents that establish and govern the legal relations among the parties thereto and are not intended to be a source of factual, business or operational information about Genesis or Marathon Oil and their respective subsidiaries or the interests acquired from Marathon Oil. The representations and warranties made by Genesis and Marathon Oil in the agreements may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 7.01.	Regulation FD Disclosure

A copy of the press release issued to announce the completion of the transactions with Marathon Oil is included as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Genesis will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K, which filing is due no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

Genesis will file the financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K, which filing is due no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

2.1	Purchase and Sale Agreement, dated October 28, 2011, by and between Marathon Oil Company and Genesis Energy, L.P. regarding interest in Poseidon Oil Pipeline Company, L.L.C.*

2.2	Purchase and Sale Agreement, dated October 28, 2011, by and between Marathon Oil Company and Genesis Energy, L.P. regarding interest in Odyssey Pipeline L.L.C.*

2.3	Purchase and Sale Agreement, dated October 28, 2011, by and between Marathon Oil Company and Genesis Energy, L.P. regarding interests in Eugene Island Pipeline System and certain related pipelines.*

99.1	Genesis Energy, L.P. press release, dated January 4, 2012.

*	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of each Purchase and Sale Agreement. Genesis agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P., by

GENESIS ENERGY, LLC, its sole general partner

Date: January 9, 2011	By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer